March 15, 1996

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549

ATTN:	Office of Filings, Information and Consumer Services

RE:	Allmerica Securities Trust (the "Trust")
	Definitive Proxy Materials
	File Nos. 811-2338

Gentlemen:

	Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Act"), please find enclosed for filing on behalf of the above-referenced Trust, the proxy statement and form of proxy ("Proxy Materials") that were mailed to the shareholders of the Trust on or about March 15, 1996. Additionally, six (6) copies of the Proxy Materials have been mailed for filing with The New York Stock Exchange.

	In addition, pursuant to Rule 20a-1(c) under the Investment Company Act of 1940, as amended, the filing fee in the amount of $125.00 for the Trust on whose behalf the Proxy Materials are being filed has been wired to Mellon Bank, SEC Acct. No. 9108739, ABA No. 043000261.
 .

	Kindly return an electronic transmittal as evidence of your receipt of this filing.


						Very truly yours,

						/s/ Kathleen A. Strong
						Kathleen A. Strong
						Sr. Legal Product Manager


Enclosures
cc:	J. MacDougall, Esq.
	G. Hanson, Esq.

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